Exhibit 10.5

COMMITMENT AGREEMENT

COMMITMENT AGREEMENT (this “Agreement”) dated as of ____, 2018 (this “Agreement”), among M III Sponsor I LLC (“Sponsor LLC”), M III Sponsor I LP (“Sponsor LP”; and, together with Sponsor LLC, the “Sponsors”), and the undersigned (the “Investor”).

BACKGROUND

WHEREAS, M III Acquisition Corp. (the “Company”) is a party to that certain Agreement and Plan of Merger, dated as of November 3, 2017 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, IEA Energy Services LLC, a Delaware limited liability company, Wind Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, Wind Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company, Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, solely in its capacity as Seller's representative, and, solely for purposes of certain sections therein, the Sponsors;

WHEREAS, the Sponsors seek to obtain a commitment from the Investor, upon the terms and subject to the conditions set forth herein, that (a) Investor will purchase the number of outstanding shares of common stock of the Company set forth beneath its signature to this Agreement, which shares were issued to the public in connection with the Company’s IPO (“Commitment Shares”), from unaffiliated third parties in negotiated or market transactions prior to 4:00 p.m., New York time, on March __, 2018 (the “Investment Deadline”) and (b) such Commitment Shares will not be redeemed against the Company’s trust account in connection with the special meeting (the “Special Meeting”) of the stockholders of the Company to vote on the proposals set forth in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2018 (as the same may be amended, supplemented or otherwise modified from time to time, the “Proxy Statement”).

WHEREAS, the Investor is willing to provide such commitment upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt of which hereby is acknowledged), the parties hereto hereby agree as follows:

1.                   Redemption Removal. The Investor agrees that it shall satisfy its obligation to purchase the Commitment Shares from unaffiliated third parties in negotiated or market transactions prior to the Investment Deadline and shall cause the Commitment Shares not to be redeemed against the Company’s trust account in connection with the Special Meeting. Upon the request of the Sponsors, whether in advance of the closing date of the business combination contemplated by the Merger Agreement (the “Business Combination”) or as of the closing date of the Business Combination, the Investor shall provide all documentary evidence reasonably requested by the Sponsors, including a broker certification, to confirm that (x) the Investor purchased and beneficially owns the Commitment Shares, (y) the Investor continued to own the Commitment Shares through the closing of the Business Combination and (z) the Commitment Shares have not been redeemed against the Company’s trust account in connection with the Special Meeting.

2.                   Share Consideration. In consideration of the performance by the Investor of its obligations described herein, promptly following the closing date of the Business Combination (but no later than three business days following such date), the Sponsors shall transfer to the Investor in book entry form the number of shares of common stock set forth under its signature to this Agreement (the “Share Consideration”).

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3.                   Delivery of Share Consideration. The delivery of the Share Consideration is conditioned upon (i) the closing of the Business Combination and (ii) the satisfaction of the Investor’s obligations hereunder.

4.                   Expenses. Each party shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

5.                   Lock-up Restrictions. Each of the parties hereto acknowledges and agrees that the common stock constituting the Share Consideration shall be subject to the contractual lock-up restrictions currently applicable to founder shares (as defined in the Proxy Statement). For convenience of reference, the summary description of such lock-up restrictions contained in the Registration Statement on Form S-1 filed by the Company with the SEC on July 5, 2016 specifies that, subject to certain limited exceptions, the common stock constituting the Share Consideration is not transferable or salable until the earlier of (A) one year after the completion of the Business Combination or earlier if, subsequent to the completion of the Business Combination, the last sale price of the common stock of the Company (x) equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date following the completion of the Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. The Investor hereby agrees to execute any joinder or agreement required to evidence the foregoing existing contractual lockups as if Investor were originally party thereto.

6.                   Registration Rights. In connection with the transfer of the Share Consideration, the Sponsors shall transfer to the Investor registration rights with respect to the Share Consideration in accordance with the provisions of the registration rights agreement described in the Proxy Statement and which is to be entered into with the Company at the closing of the Business Combination (i.e., the same registration rights agreement to which the other holders of founder shares will be parties) to be entered into with the Company at the closing of the Business Combination.

7.                   Investor Representations; Form W-9. The Investor will, prior to the closing of the Business Combination, to execute and deliver to the Company a Form W-9. Investor represents that it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act. Investor acknowledges and agrees that the Share Consideration (x) is “restricted securities” under the Securities Act and has not been registered under the Securities Act or any state securities laws; (y) will be subject to restrictions on transferability and resale and (z) cannot be transferred or resold except as permitted under the Securities Act and other applicable securities laws pursuant to a registration statement or an available exemption. The book entry interests evidencing the Share Consideration will bear a restrictive legend with respect to the foregoing limitations and with respect to the contractual transfer restrictions set forth in Section 5 hereof. The foregoing representations and warranties of the Investor shall be true and correct as of the date hereof and as of the date of the Closing as if made on and as of such date and the Investor expressly acknowledges and agrees that the Company shall be a third-party beneficiary of such representations and warranties. The Investor agrees to promptly notify the Company and provide it with the relevant updated information for any change in circumstances at any time on or prior to the Closing.

8.                   Expiration. In the event that the closing of the Business Combination does not occur, this Agreement shall be terminated with no further force or effect.

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9.                   Governing Law; Jurisdiction. This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in any state or federal court in the State of Delaware, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

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IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed and delivered by its duly authorized signatory as of the date first set forth above.

INVESTOR:

Investor Name

By:
Name:
Title:

Address:

Commitment Shares:

Share Consideration:

SPONSORS:

M III SPONSOR I LLC By: M III Acquisition Partners I LLC, its Managing Member By:________________________________ Name: Mohsin Y. Meghji Title: Managing Member	M III SPONSOR I LP By: M III Acquisition Partners I Corp., its General Partner By:________________________________ Name: Mohsin Y. Meghji Title: Chief Executive Officer